Exhibit 99.1

FOR IMMEDIATE RELEASE

IAA Names Susan Healy Executive Vice President and CFO

Company reiterates fiscal 2021 financial outlook

WESTCHESTER, IL – August 24, 2021 – IAA, Inc. (NYSE: IAA), a leading global digital marketplace connecting vehicle buyers and sellers, announces that effective September 1, 2021, Susan Healy will join the company as executive vice president and chief financial officer. Healy is a finance and Wall Street veteran with more than 25 years of experience driving growth and operational improvement at a number of highly respected, multinational companies. Healy will succeed Vance Johnston, who is leaving IAA to pursue other opportunities.

Over the past four-and-a-half years Healy served as the senior vice president, finance for $20 billion market capitalization beauty retailer Ulta Beauty, where she led corporate strategy, mergers and acquisitions, financial planning and analysis, treasury and procurement. Prior to Ulta Beauty, Healy was a strategic advisor to early-stage, venture-backed companies in the consumer, technology, health care and renewable energy sectors. She also held the role of CFO at apparel retailer Lands’ End, where she led the finance, accounting, legal, procurement and IT teams. After earning her J.D. from Harvard Law School, Healy began her career at global investment firm Goldman Sachs, where she executed over $25 billion of mergers and acquisitions transactions and $6 billion in financings, including six IPOs.

“We are very pleased to welcome Susan to our senior leadership team,” said John Kett, CEO and president of IAA. “Susan is a proven leader with significant finance, strategy and Wall Street experience that, along with her strong measurement and data philosophy, make her an excellent addition to our leadership team. We are excited about the critical role she will play in driving sustainable growth and profitability at IAA, and I look forward to working closely with her as the company enters its next phase of digital transformation, expansion and innovation. We also want to thank Vance for his significant contributions, particularly his work helping to transition IAA to an independent public company following its spinoff in 2019. We wish him all the best in his future endeavors.”

The Company also reiterates its fiscal 2021 financial outlook, as provided in its August 3, 2021 press release.

About IAA

IAA, Inc. (NYSE: IAA) is a leading global digital marketplace connecting vehicle buyers and sellers. Leveraging leading-edge technology and focusing on innovation, IAA’s unique platform facilitates the marketing and sale of total-loss, damaged and low-value vehicles. Headquartered near Chicago in Westchester, Illinois, IAA has nearly 4,000 employees and more than 200 facilities throughout the U.S., Canada and the United Kingdom. IAA serves a global buyer base – located throughout over 170 countries – and a full spectrum of sellers, including insurers, dealerships, fleet lease and rental car companies, and charitable organizations. Buyers have access to multiple digital bidding and buying channels, innovative vehicle merchandising, and efficient evaluation services, enhancing the overall purchasing experience. IAA offers sellers a comprehensive suite of services aimed at maximizing vehicle value, reducing administrative costs, shortening selling cycle time and delivering the highest economic returns. For more information visit IAAI.com, and follow IAA on Facebook, Twitter, Instagram, YouTube and LinkedIn.

Forward-Looking Statements

Certain statements contained in this release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made in this release that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions identify forward- looking statements. In this release, such forward-looking statements include statements regarding our fiscal 2021 financial outlook and our ability to drive sustainable growth and profitability. Such statements are based on management’s current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: uncertainties regarding ongoing surges of COVID-19 infections, including new more contagious and/or vaccine resistant variants, and the impact on the duration and severity of the COVID-19 pandemic and measures intended to reduce its spread, including the availability, rate of public acceptance and efficacy of COVID-19 vaccines; the loss of one or more significant vehicle suppliers or a reduction in significant volume from such suppliers; our ability to meet or exceed customers’ demand and expectations; significant current competition and the introduction of new competitors or other disruptive entrants in our industry; the risk that our facilities lack the capacity to accept additional vehicles and our ability to obtain land or renew/enter into new leases at commercially reasonable rates; our ability to effectively maintain or update information and technology systems; our ability to implement and maintain measures to protect against cyberattacks and comply with applicable privacy and data security requirements; our ability to successfully implement our business strategies or realize expected cost savings and revenue enhancements, including from our margin expansion plan; business development activities, including acquisitions and integration of acquired businesses; our expansion into markets outside the U.S. and the operational, competitive and regulatory risks facing our non-U.S. based operations; our reliance on subhaulers and trucking fleet operations; changes in used-vehicle prices and the volume of damaged and total loss vehicles we purchase; economic conditions, including fuel prices, commodity prices, foreign exchange rates and interest rate fluctuations; trends in new- and used-vehicle sales and incentives; and other risks and uncertainties identified in our filings with the Securities and Exchange Commission (the “SEC”), including under Item 1A “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 22, 2021, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Many of these risk factors are outside of our control, and as such, they involve risks which are not currently known that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this release are made as of the date on which they are made and we do not undertake to update our forward-looking statements.

IAA Contacts

Media Inquiries:	Analyst Inquiries:
Jeanene O’Brien | IAA, Inc. SVP, Global Marketing and Communications (708) 492-7328 jobrien@iaai.com	Arif Ahmed | IAA, Inc. VP, Treasury (708) 492-7257 arif.ahmed@iaai.com Caitlin Churchill | ICR (203) 682-8200 investors@iaai.com